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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 24, 2006

STERLING GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51263	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

885 Pyrford Road
West Vancouver, British Columbia, Canada V7S 2A2
(Address of principal executive offices and Zip Code)

(604) 925-0220
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01     CHANGES IN CONTROL OF THE REGISTRANT

On March 24, 2006, Robert M. Baker, our then president, principal executive officer, treasurer, principal financial officer, and principal accounting officer and currently a member of the board of directors conveyed 2,500,000 shares of our common stock to Allen Collins. On the same date, Courtlandt Fraser, the our then secretary and a director conveyed 2,500,000 shares of our common stock to Allen Collins. The foregoing shares constituted all of the shares of our common stock owned by Messrs Baker and Fraser. After the sale aforesaid, Mr. Collins owned 5,000,000 shares of our common stock or 83.26% of our total shares of common stock outstanding. Currently we have 6,005,000 shares of common stock outstanding. Mr. Collins's address is 200 South Main, Suite I, Pocatello, Idaho 83204.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b.     On March 24, 2006, Robert M. Baker resigned as our president, principal executive officer, treasurer, principal financial officer, and principal accounting officer. His resignation was not as a result of any disagreement with us.

On March 24, 2006, Courtlandt Fraser resigned as our secretary and as a member of our board of directors. His resignation was not as a result of any disagreement with us.

c.     On March 24, 2006, Allen Collins was appointed to our board of directors. Mr. Collins was also appointed as our president, principal executive officer, treasurer, principal financial officer, principal accounting officer and secretary . Since September 1998, Mr. Collins has been a Certified Public Accountant and partner in the firm of Dance Collins & Co., Certified Public Accountants located in Pocatello, Idaho.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of March, 2006.

STERLING GOLD CORP.

BY:	ALLEN COLLINS
Allen Collins, president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors